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Exhibit 10.35

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this "Amendment and Waiver") is entered into as of November     , 2005 and amends in certain respects that Amended and Restated Credit Agreement, dated as of June 29, 2004, by and among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the "Borrower"), each of the financial institutions that is, or pursuant to the terms thereof may become, a party as a Bank thereto (collectively, the "Banks"), NATIONAL CITY BANK, as Administrative Agent for the Banks (the "Administrative Agent"), and FORTIS BANK (NEDERLAND) N.V., as Structuring Agent and Security Agent for the Banks, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 24, 2004, and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 9, 2004 (as so amended, the "Credit Agreement").

W I T N E S S E T H:

        WHEREAS, the Borrower has been advised by its independent certified public accountants, and has so advised the Banks pursuant to an email dated October 21, 2005 (the "Waiver Request"), that there were deficiencies related to the Borrower's documentation of hedge transactions and application of the proper accounting for derivative related transactions under Statement of Financial Accounting Standards No. 133. Consequently, the Borrower is restating its financial statements for Fiscal Years 2003 and 2004, for the Fiscal Quarters ended during Fiscal Years 2003 and 2004, and for the Fiscal Quarters ended March 31, 2005 and June 30, 2005 (collectively, the "Restated Financial Periods");

        WHEREAS, as a result of the time required to prepare such restated financial statements, the Borrower has been delayed in preparing, and will not be able to timely provide to the Banks, its financial statements for the Fiscal Quarter ended September 30, 2005 (the "September 2005 Financials");

        WHEREAS, as a result of the deficiencies noted above, the Borrower is in violation of Sections 5.1(a), (b) and (c), and Section 5.11 of the Credit Agreement (the "Existing Violations");

        WHEREAS, as contemplated in the Waiver Request, the Borrower is requesting that the Administrative Agent and the Banks waive the Existing Violations;

        WHEREAS, pursuant to the Waiver Request Letter and that certain Memorandum dated August 26, 2005, the Borrower has requested that the Agents and the Banks agree to certain amendments to the Credit Agreement; and

        WHEREAS, the Agents and the Banks are willing to grant such waiver and agree to such amendments, but only on and subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.    Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

        Section 2.    Waiver.    Pursuant to Section 11.2 of the Credit Agreement, and in reliance on the representations and warranties set forth in Section 5 hereof, and subject to the conditions set forth in Section 4 hereof, the Agents and the Banks by their signatures below hereby waive the Existing Violations. In consideration thereof, the Borrower agrees to deliver the September 2005 Financials to the Banks by no later than November 30, 2005, and that its failure to do so shall constitute a breach of Section 5.1(b) of the Credit Agreement.

        Section 3.    Credit Agreement Amendments.    Subject to the satisfaction of the conditions set forth in Section 4 hereof, effective as of the date hereof, the Credit Agreement is hereby amended as follows:

        (a)   The definitions of "EBIT" and "Net Worth" in Section 1.1 are hereby amended and restated in their entirety to read as follows:

          "EBIT" shall mean the sum of (i) Net Income less any extraordinary gain and plus any extraordinary loss taken into account in the calculation thereof, and in any event without taking into account gains or losses resulting from changes in the fair value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133), plus (ii) amounts deducted for interest expense and income taxes.

          "Net Worth" shall mean, at any particular time, all amounts, in conformity with GAAP, that would be included as stockholders' equity on a consolidated balance sheet of the Willis Companies, excluding gains or losses resulting from changes in the fair value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133), whether or not included in other comprehensive income or Net Income.

        (b)   Section 1.1 is further amended to add the following new definitions to be inserted in the correct alphabetical order:

          "Adjusted Interest Coverage Ratio" shall mean the ratio of EBIT to interest expense plus rent expenses, in each case of the Willis Companies (excluding any Special Purpose Financing Vehicles).

          "Special Purpose Financing Vehicle" shall mean a Subsidiary or Affiliate (including without limitation, WEST) of the Borrower or other Person owned by or at the request of the Borrower (excluding any Owner Trustee which shall have executed and delivered an Owner Trustee Mortgage) for the sole purpose of holding and/or assigning Engines received directly or indirectly from the Borrower or any of its Subsidiaries and issuing notes or other Debt which are secured by such Engines or other securities representing interests in such Engines, and which Subsidiary or Affiliate or other Person is prohibited by its articles of incorporation or (if it is not a corporation) other organizational documents from engaging in any other business.

          "WEF" shall mean WEST Engine Funding LLC f/k/a Willis Engine Funding LLC, a Delaware limited liability company and a wholly-owned Subsidiary of WEST.

          "WEST" shall mean Willis Engine Securitization Trust, a Delaware business trust, which is the sole member of WEF, and a wholly-owned Subsidiary of the Borrower.

        (c)   The last sentence of Section 2.1(a) (Revolving Loans; Revolving Loan Commitment) is hereby amended and restated to read in its entirety as follows:

  "Notwithstanding the foregoing, the Aggregate Revolving Loan Commitment may be increased at the election of the Borrower to not more than one hundred eighty million ($180,000,000) Dollars by not later than December 31, 2005 through (x) new Revolving Loan Commitments from financial institutions which are not "Banks" on the date hereof and which are acceptable to the Borrower, the Administrative Agent and the Structuring Agent and (y) increased Revolving Loan Commitments from existing Bank(s), and, in any such event, Exhibit A hereto shall be amended to reflect such increase in Aggregate Revolving Loan Commitment and Commitment Percentages by notice from the Administrative Agent to the Banks and the Borrower."

        (d)   Section 7.5 (Minimum Interest Coverage Ratio) is hereby amended and restated in its entirety to read as follows:

          "7.5    Minimum Interest Coverage Ratio.    (a) From and after the Closing Date, the Interest Coverage Ratio of the Willis Companies (measured at the end of each Fiscal Quarter on a rolling four-quarter basis) will not be less than 1.20:1; provided, however, that EBIT for the Fiscal Quarter

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  ended September 30, 2005 may be increased by not more than $1.5 million of previously paid (but unamortized) loan fees and expenses incurred in connection with the WEF Funding Facility plus $300,000 of certain rating agency and financial guaranty insurance company fees and expenses incurred in connection with the closing of an asset-backed securitization by WEST, to the extent such fees and expenses are actually expensed during such Fiscal Quarter.

          (b) From and after the Closing Date, the Adjusted Interest Coverage Ratio (measured at the end of each Fiscal Quarter on a rolling four-quarter basis) will not be less than 1.20:1."

        (e)   Exhibit A to the Credit Agreement is deleted in its entirety and Exhibit A to this Amendment and Waiver is hereby substituted in lieu thereof, and Landsbanki Islands hf. is hereby admitted as, and shall be deemed, a "Bank" for all purposes of the Agreement and the other Loan Documents from and after the effective date of this Amendment and Waiver. All notices, requests, demands, directions, declarations and other communications to such Bank for purposes of Section 11.6 of the Agreement shall be deemed effective if sent in accordance with such section to the address of such Bank set forth on its signature page to this Amendment and Waiver.

        Section 4.    Effectiveness.    This Amendment and Waiver shall be effective upon the fulfillment (to the satisfaction of the Administrative Agent) of each of the following conditions precedent:

        (a)   Receipt by the Administrative Agent of counterparts to this Amendment and Waiver executed by the Borrower, the Administrative Agent, the Structuring Agent, the Security Agent and the Banks;

        (b)   Receipt by each of City National Bank and Landsbanki Islands hf. of a Revolving Credit Note, duly executed by the Borrower and completed in the principal amount of the Revolving Loan Commitment of each such Bank as set forth on Exhibit A hereto;

        (c)   Receipt by the Administrative Agent on behalf of the Banks executing and delivering this Amendment and Waiver of an amendment fee (based on the Commitment of the Banks prior to giving effect to this Amendment and Waiver) in such amount as shall be agreed to by the Administrative Agent and the Borrower pursuant to a fee letter of even date herewith;

        (d)   Receipt by the Administrative Agent and the Banks of the restated financial statements of the Willis Companies for the Restated Financial Periods certified, in the case of the Fiscal Year financial statements, without qualification by the Borrower's independent certified public accountants and, in the case of the Fiscal Quarter financial statements, by the chief financial officer, chief administrative officer or chief executive officer of the Willis Companies, as having been prepared in accordance with GAAP, accompanied by a Compliance Certificate in the form attached to the Credit Agreement as Exhibit G or such other form as the Administrative Agent shall reasonably request, each of which shall be in form satisfactory to the Administrative Agent and the Banks; and

        (e)   Receipt by the Administrative Agent of such other instruments, agreements and documents as it shall reasonably require in connection with this Amendment and Waiver and the matters referred to above.

For purposes of determining compliance with the conditions specified in this Section 4, unless the Administrative Agent is expressly notified in writing to the contrary, each Bank that has executed this Amendment and Waiver shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Borrower or the Administrative Agent for consent, approval, acceptance or satisfaction pursuant to this Amendment.

        Section 5.    Representations and Warranties.    The Borrower represents and warrants as follows:

        (a)   The making and performance of this Amendment and Waiver are within its power and authority and have been duly authorized by all necessary corporate action and do not and under present law will not require any consent or approval not obtained of any of its shareholders, or any

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other Person (including, without limitation, any Governmental Authority), do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets except the Lien in favor of the Security Agent contemplated under the Loan Documents.

        (b)   This Amendment and Waiver and the Notes to be issued pursuant hereto have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms.

        (c)   Prior to giving effect to this Amendment and Waiver, there exist no Potential Defaults or Events of Default, other than the Existing Violations, and after giving effect hereto, there shall exist no Potential Defaults or Events of Default.

        (d)   All representations and warranties set forth in the Loan Documents are true and correct as if made on and as of the date hereof, except in each case for representations and warranties which by their terms are expressly applicable to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date.

        (e)   None of the financial statements provided to the Administrative Agent and the Banks by the Borrower and no certificate, opinion or any other statement made or furnished in writing to the Administrative Agent or any Bank by or on behalf of the Borrower in connection with this Amendment and Waiver or the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

        (f)    The information set forth in the Waiver Request and the Amendment Request is accurate in all respects as of the date hereof.

        Section 6.    Limitation of Amendment and Waiver.    This Amendment and Waiver shall be limited precisely as written and shall not be deemed (a) to be an amendment, waiver or modification of any other term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any such document, whether or not known to the Agents or any of the Banks or (b) to prejudice any other right or rights that the Agents or the Banks may now or in the future have under or in connection with the Credit Agreement, the Notes, any other Loan Document or any of the instruments or agreements referred to in any such document.

        Section 7.    Reference to and Effect on Loan Documents.    On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment and Waiver shall constitute a Loan Document within the definition thereof in the Credit Agreement.

        Section 8.    Reaffirmation of Security Interest.    The Borrower hereby reaffirms as of the date hereof each and every security interest and Lien granted in favor of the Security Agent and the Banks under the Loan Documents, and agrees and acknowledges that such security interests and Liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by this Amendment and Waiver, and the obligations secured thereby and thereunder shall include the Borrower's obligations under the Credit Agreement as amended by this Amendment and Waiver. Each such reaffirmed security interest and Lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

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        Section 9.    Further Assurances.    Each of the parties hereto hereby agrees, at the sole cost and expense of the Borrower, to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any party hereto may reasonably require to carry into effect the purposes of this Amendment and Waiver.

        Section 10.    Costs and Expenses.    The Borrower hereby agrees to pay all costs and expenses of the Administrative Agent (including attorneys' fees and expenses) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and Waiver.

        Section 11.    Governing Law.    THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CALIFORNIA OR FEDERAL PRINCIPLES OF CONFLICTS OF LAWS.

        Section 12.    Severability.    The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Amendment and Waiver shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Amendment and Waiver or of such provision or obligation in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        Section 13.    Counterparts.    This Amendment and Waiver may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment and Waiver by facsimile transmission shall constitute execution and delivery of this Amendment and Waiver for all purposes, with the same force and effect as execution and delivery of an originally manually signed copy thereof.

        Section 14.    Headings; Binding Effect.    The headings of the several sections of this Amendment and Waiver are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment and Waiver. The provisions of this Amendment and Waiver shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        Section 15.    Consultation with Advisors.    The Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment and Waiver. This Amendment and Waiver shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Amendment and Waiver or any part hereof to be drafted.

        Section 16.    Entire Agreement.    This Amendment and Waiver sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment and Waiver may be changed, modified, waived or canceled, orally or otherwise, except as provided in the Credit Agreement.

[Remainder of page intentionally left blank; signatures on following pages]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the date first above written.

BORROWER:
WILLIS LEASE FINANCE CORPORATION
By:	/s/ THOMAS C. NORD
Name: Thomas C. Nord Title: Senior Vice President

Signature page 1 to
Willis Lease Finance Corporation
Third Amendment and Waiver

AGENTS AND BANKS:
NATIONAL CITY BANK, as Administrative Agent
By:	/s/ CHRISTOS KYTZIDIS
Name: Christos Kytzidis Title: Senior Vice President
NATIONAL CITY BANK
By:	/s/ CHRISTOS KYTZIDIS
Name: Christos Kytzidis Title: Senior Vice President

Signature page 2 to
Willis Lease Finance Corporation
Third Amendment and Waiver

FORTIS BANK (NEDERLAND) N.V., as Structuring Agent and Security Agent
By:	/s/ M. H. SCHIPPER
Name: M. H. Schipper Title:
By:
Name: M.P. A. Zondag Title:
FORTIS BANK (NEDERLAND) N.V.
By:	/s/ M. H. SCHIPPER
Name: M. H. Schipper Title:
By:
Name: M.P. A. Zondag Title:

Signature page 3 to
Willis Lease Finance Corporation
Third Amendment and Waiver

CALIFORNIA BANK & TRUST
By:	/s/ J. MICHAEL SULLIVAN
Name: J. Michael Sullivan Title: Vice President

Signature page 4 to
Willis Lease Finance Corporation
Third Amendment and Waiver

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ PETER R. HSU
Name: Peter R. Hsu Title: Vice President

Signature page 5 to
Willis Lease Finance Corporation
Third Amendment and Waiver

HSH NORDBANK AG, NEW YORK BRANCH
By:	/s/ JACK CAMPBELL
Name: Jack Campbell Title: Senior Vice President Head of Transportation Americas
By:	/s/ HARI RAGHAVAN
Name: Hari Raghavan Title: Senior Vice President Head of Transportation Americas

Signature page 6 to
Willis Lease Finance Corporation
Third Amendment and Waiver

CITY NATIONAL BANK
By:	/s/ NANCI BRUSATI DIAS
Name: Nanci Brusati Dias Title: Senior Vice President

Signature page 7 to
Willis Lease Finance Corporation
Third Amendment and Waiver

LANDSBANKI ISLANDS HF.
By:	/s/ DAVID BJOKASSON
Name: David Bjokasson Title: Dep. Man. Director
By:	/s/ BJARRI BRAGASON
Name: Bjarri Bragason Title: Director

Notices to:

Halldor Hafsteinsson
Corporate Banking
Landsbanki Islands hf.
Hafnarstraeti 5
155 Reykjavik
Iceland
Telephone: (+354) 410-7416
Facsimile: (+354) 410-3013
Email: halldor.hafsteinsson@landsbanki.is

Signature page 8 to
Willis Lease Finance Corporation
Third Amendment and Waiver

IXIS CORPORATE & INVESTMENT BANK
By:	/s/ MICHAEL BERTHEZENE
Name: Michael Berthezene Title: Member of the Executive Board
By:	/s/ ANDREAS HERZOG
Name: Andreas Herzog Title: Deputy Head of Leveraged & Acquisition Finance

Signature page 9 to
Willis Lease Finance Corporation
Third Amendment and Waiver

KAUPTHING BANK
By:	/s/ BIARKI H. DIEGO
Name: Biarki H. Diego Title: Managing Director Corporate Banking
By:	/s/ ASTHILDUR OTHARSDOTTIR
Name: Asthildur Otharsdottir Title: Manager Corporate Banking

Signature page 10 to
Willis Lease Finance Corporation
Third Amendment and Waiver

STATE BANK OF INDIA (LOS ANGELES AGENCY)
By:	/s/ SANON CHADHA
Name: Sanon Chadha Title: Vice President (Credit)
STATE BANK OF INDIA (CALIFORNIA)
By:	/s/ SUMIL KOWSHAL
Name: Sumil Kowshal Title: Vice President and Manager

Signature page 11 to
Willis Lease Finance Corporation
Third Amendment and Waiver

EXHIBIT A
TO
AMENDED AND RESTATED CREDIT AGREEMENT

BANKS' REVOLVING LOAN COMMITMENTS AND PERCENTAGES

	Revolving Loan Commitment	Revolving Loan Commitment Percentage
Fortis Bank (Nederland) N.V. (Structuring Agent)	30,000,000	17.8571428571%
National City Bank (Administrative Agent)	30,000,000	17.8571428571%
California Bank & Trust	20,000,000	11.9047619048%
City National Bank	17,500,000	10.4166666667%
Wells Fargo Bank, N.A.	15,500,000	9.2261904762%
HSH Nordbank AG, NY Branch	15,000,000	8.9285714286%
Landsbanki Islands hf.	12,000,000	7.1428571429%
IXIS Corporate & Investment Bank	10,000,000	5.9523809524%
Kaupthing Bank	10,000,000	5.9523809524%
State Bank of India Agency	5,000,000	2.9761904762%
State Bank of India California	3.000,000	1.7857142857%

TOTAL	$168,000,000	100.0000000000%

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THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER
W I T N E S S E T H
EXHIBIT A TO AMENDED AND RESTATED CREDIT AGREEMENT
BANKS' REVOLVING LOAN COMMITMENTS AND PERCENTAGES